TANZANIAN GOLD CORPORATION

OMNIBUS EQUITY INCENTIVE PLAN

June 26, 2019

TABLE OF CONTENTS

Page

Article 1 PURPOSE

1

1.1

Purpose

1

Article 2 INTERPRETATION

1

2.1

Definitions

1

2.2

Interpretation

8

Article 3 ADMINISTRATION

9

3.1

Administration

9

3.2

Delegation to Committee

10

3.3

Determinations Binding

10

3.4

Eligibility

10

3.5

Plan Administrator Requirements

10

3.6

Total Shares Subject to Awards

11

3.7

Limits on Grants of Awards

11

3.8

Award Agreements

11

3.9

Non-transferability of Awards

12

Article 4 OPTIONS

12

4.1

Granting of Options

12

4.2

Exercise Price

12

4.3

Term of Options

12

4.4

Vesting and Exercisability

12

4.5

Payment of Exercise Price

13

Article 5 DEFERRED SHARE UNITS

14

5.1

Granting of DSUs

14

5.2

DSU Account

15

5.3

Vesting of DSUs

15

5.4

Settlement of DSUs

15

Article 6 RESTRICTED SHARE UNITS

16

6.1

Granting of RSUs

16

6.2

RSU Account

16

6.3

Vesting of RSUs

17

6.4

Settlement of RSUs

17

Article 7 PERFORMANCE SHARE UNITS

17

7.1

Granting of PSUs

17

7.2

Terms of PSUs

18

7.3

Performance Goals

18

7.4

PSU Account

18

7.5

Vesting of PSUs

18

7.6

Settlement of PSUs

18

Article 8 OTHER SHARE-BASED AWARDS

19

Article 9 ADDITIONAL AWARD TERMS

19

9.1

Dividend Equivalents

19

9.2

Blackout Period

20

9.3

Withholding Taxes

20

9.4

Recoupment

20

Article 10 TERMINATION OF EMPLOYMENT OR SERVICES

21

10.1

Termination of Employment, Services or Director

21

10.2

Discretion to Permit Acceleration

22

Article 11 EVENTS AFFECTING THE CORPORATION

23

11.1

General

23

11.2

Change in Control

23

11.3

Reorganization of Corporation’s Capital

24

11.4

Other Events Affecting the Corporation

24

11.5

Immediate Acceleration of Awards

25

11.6

Issue by Corporation of Additional Shares

25

11.7

Fractions

25

Article 12 U.S. TAXPAYERS

25

12.1

Provisions for U.S. Taxpayers

25

12.2

ISOs

25

12.3

ISO Grants to 10% Shareholders

26

12.4

$100,000 Per Year Limitation for ISOs

26

12.5

Disqualifying Dispositions

26

12.6

Section 409A of the Code

26

12.7

Section 83(b) Election

27

Article 13 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

27

13.1

Amendment, Suspension, or Termination of the Plan

27

13.2

Shareholder Approval

27

13.3

Permitted Amendments

28

Article 14 MISCELLANEOUS

29

14.1

Legal Requirement

29

14.2

No Other Benefit

29

14.3

Rights of Participant

29

14.4

Corporate Action

29

14.5

Conflict

29

14.6

Anti-Hedging Policy

30

14.7

Participant Information

30

14.8

Participation in the Plan

30

14.9

International Participants

30

14.10

Successors and Assigns

30

14.11

General Restrictions on Assignment

30

14.12

Severability

31

14.13

Notices

31

14.14

Effective Date

31

14.15

Governing Law

31

14.16

Submission to Jurisdiction

31

Tanzanian Gold Corporation

Omnibus Equity Incentive Plan

ARTICLE 1
PURPOSE

1.1

Purpose

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments and proprietary interests in the Corporation.

ARTICLE 2
INTERPRETATION

2.1

Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 – Prospectus Exemptions, as amended from time to time;

“Award” means any Option, Deferred Share Unit, Restricted Share Unit, Performance Share Unit or Other Share-Based Award granted under this Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein;

“Award Agreement” means a signed, written agreement between a Participant and the Corporation, in the form or any one of the forms approved by the Plan Administrator, and evidencing the terms and conditions on which an Award has been granted under this Plan (including written or other applicable employment agreements) and which need not be identical to any other such agreements;

“Board” means the board of directors of the Corporation as it may be constituted from time to time;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto are open for commercial business during normal banking hours;

“Canadian Taxpayer” means a Participant that is resident in Canada for purposes of the Tax Act;

“Cash Fees” has the meaning set forth in Subsection 5.1(a);

“Cause” means, with respect to a particular Employee:

(a)

“cause” as such term is defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Employee;

(b)

in the event there is no written or other applicable employment agreement between the Corporation or a subsidiary of the Corporation or “cause” is not defined in such agreement, “cause” as such term is defined in the Award Agreement; or

(c)

in the event neither clause (a) nor (b) apply, then “cause” as such term is defined by applicable law or, if not so defined, such term shall refer to circumstances where an employer can terminate an individual’s employment without notice or pay in lieu thereof;

“Change in Control” means the occurrence of any one or more of the following events:

(a)

any transaction at any time and by whatever means pursuant to which any Person or any group of two or more Persons acting jointly or in concert (other than the Corporation or a wholly-owned subsidiary of the Corporation) hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (British Columbia)) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(b)

the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a wholly-owned subsidiary of the Corporation;

(c)

the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one or more Persons which were wholly-owned subsidiaries of the Corporation prior to such event;

(d)

the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned subsidiary of the Corporation);

(e)

any other event which the Board determines to constitute a change in control of the Corporation; or

(f)

individuals who comprise the Board as of the last annual meeting of shareholders of the Corporation (the “Incumbent Board”) for any reason cease to constitute at least a majority of the members of the Board, unless the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and in that case such new director shall be considered as a member of the Incumbent Board;

provided that, notwithstanding clauses (a), (b), (c) and (d) above, a Change in Control shall be deemed not to have occurred pursuant to clauses (a), (b), (c) or (d) above if immediately following the transaction set forth in clause (a), (b), (c) or (d) above: (A) the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (b) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non-Qualifying Transaction, references in this definition of “Change in Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code;

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time;

“Commencement Date” has the meaning set forth in Section 10.1(e);

“Committee” has the meaning set forth in Section 3.2;

“Consultant” means an individual consultant or an employee or director of a consultant entity, other than a Participant that is an Employee, who:

(a)

is engaged to provide services on a bona fide basis to the Corporation or a subsidiary of the Corporation, other than services provided in relation to a distribution of securities of the Corporation or a subsidiary of the Corporation;

(b)

provides the services under a written contract with the Corporation or a subsidiary of the Corporation; and

(c)

spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a subsidiary of the Corporation;

“Control” means:

(a)

when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(b)

when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(c)

when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

“Corporation” means Tanzanian Gold Corporation;

“Date of Grant” means, for any Award, the date the Award was granted;

“Deferred Share Unit” or “DSU” means any right granted under Article 5 of this Plan;

“Director” means a director of the Corporation who is not an Employee;

“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;

“Disabled” or “Disability” means, in respect of a Participant, suffering from a state of mental or physical disability, illness or disease that prevents the Participant from carrying out his or her normal duties as an Employee for a continuous period of six months or for any period of six months in any consecutive twelve month period, as certified by two medical doctors or as otherwise determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

“Effective Date” means the effective date of this Plan, being June 26, 2019;

“Elected Amount” has the meaning set forth in Subsection 5.1(a);

“Electing Person” means a Participant who is, on the applicable Election Date, a Director;

“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Subsection 5.1(b);

“Election Notice” has the meaning set forth in Subsection 5.1(b);

“Employee” means an individual who:

(a)

is considered an employee of the Corporation or a subsidiary of the Corporation for purposes of source deductions under applicable tax or social welfare legislation; or

(b)

works full-time or part-time on a regular weekly basis for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such subsidiary, and, for greater certainty, includes any Executive Chairman of the Corporation.

“Exchange” means the TSX, NYSE American and any other exchange on which the Shares are or may be listed from time to time;

“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the tenth anniversary of the Date of Grant) or, if not so specified, means the tenth anniversary of the Date of Grant;

“Insider” has the meaning given to such term in the TSX Company Manual, as such manual may be amended, supplemented or replaced from time to time;

“Market Price” at any date in respect of the Shares shall be greater of the volume weighted average trading price of the Shares on the TSX or NYSE American, for the five trading days immediately preceding the Date of Grant (or, if such Shares are not then listed and posted for trading on the TSX or NYSE American, on such stock exchange on which the Shares are listed and posted for trading as may be selected for such purpose by the Board); provided that with respect to an Award made to a U.S. Taxpayer, such Participant and the number of Shares subject to such Award shall be identified by the Board or the Committee prior to the start of the applicable five trading day period. In the event that such Shares are not listed and posted for trading on any Exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code;

“NYSE American” means the New York Stock Exchange American;

“Option” means a right to purchase Shares under Article 4 of this Plan that is non-assignable and non-transferable, unless otherwise approved by the Plan Administrator;

“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;

“Other Share-Based Award” means any right granted under Article 8;

“Participant” means an Employee, Consultant or Director to whom an Award has been granted under this Plan;

“Participant’s Employer” means with respect to a Participant that is or was an Employee, the Corporation or such subsidiary of the Corporation as is or, if the Participant has ceased to be employed by the Corporation or such subsidiary of the Corporation, was the Participant’s Employer;

“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

“Performance Share Unit” or “PSU” means any right granted under Article 7 of this Plan;

“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Omnibus Equity Incentive Plan, as may be amended from time to time;

“Plan Administrator” means the Board or, to the extent that the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

“Restricted Share Unit” or “RSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 6;

“Retirement” means, unless otherwise defined in the Participant’s written or other applicable employment agreement or in the Award Agreement, the termination of the Participant’s working career at the age of 67 or such other retirement age, with consent of the Plan Administrator, if applicable;

“Section 409A of the Code” means Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder;

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;

“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, officers, Employees and/or service providers of the Corporation or any subsidiary of the Corporation;

“Share” means one common share in the capital of the Corporation as constituted on the Effective Date, or any share or shares issued in replacement of such common share in compliance with Canadian law or other applicable law, and/or one share of any additional class of common shares in the capital of the Corporation as may exist from time to time, or after an adjustment contemplated by Article 11, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan to be a subsidiary, including, without limitation, Tacan Mining Company Limited and Tanzania American International Development Corporation, provided that, in the case of a Canadian Taxpayer, the issuer is related (for purposes of the Tax Act) to the Corporation;

“Tax Act” has the meaning set forth in Section 4.5(d);

“Termination Date” means:

(a)

in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation in a written employment agreement, or other written agreement between the Employee and Corporation or a subsidiary of the Corporation, or (ii) if no written employment agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which an Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date of termination of any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant;

(b)

in the case of a Consultant whose consulting agreement or arrangement with the Corporation or a subsidiary of the Corporation, as the case may be, terminates, the date that is designated by the Corporation or the subsidiary of the Corporation (as the case may be), as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or the subsidiary of the Corporation (as the case may be) may be required to provide to the Participant under the terms of the consulting agreement or arrangement expires; or

(c)

in the case of a U.S. Taxpayer, a Participant’s “Termination Date” will be the date the Participant experiences a “separation from service” with the Corporation or a subsidiary of the Corporation within the meaning of Section 409A of the Code.

“TSX” means the Toronto Stock Exchange;

“U.S.” means the United States of America; and

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

2.2

Interpretation

(a)

Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)

As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)

Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)

Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)

The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3
ADMINISTRATION

3.1

Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:

(a)

determine the individuals to whom grants of Awards under the Plan may be made;

(b)

make grants of Awards under the Plan, whether relating to the issuance of Shares or otherwise (including any combination of Options, Deferred Share Units, Restricted Share Units, Performance Share Units or Other Share-Based Awards), in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)

the time or times at which Awards may be granted;

(ii)

the conditions under which:

(A)

Awards may be granted to Participants; or

(B)

Awards may be forfeited to the Corporation,

including any conditions relating to the attainment of specified Performance Goals;

(iii)

the number of Shares to be covered by any Award;

(iv)

the exercise price to be paid by a Participant in connection with the purchase of Shares covered by any Options;

(v)

whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(vi)

any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine;

(c)

establish the form or forms of Award Agreements;

(d)

cancel, amend, adjust or otherwise change any Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(e)

construe and interpret this Plan and all Award Agreements;

(f)

adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub-

plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(g)

make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2

Delegation to Committee

(a)

The initial Plan Administrator shall be the Compensation Committee of the Board.

(b)

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board, which need not be the Compensation Committee (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub-delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub-delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party.

3.3

Determinations Binding

Except as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, any decision made or action taken by the Board, the Committee or any sub-delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation and all subsidiaries of the Corporation, the affected Participant(s), their respective legal and personal representatives and all other Persons.

3.4

Eligibility

All Employees, Consultants and Directors are eligible to participate in the Plan, subject to Section 10.1(f). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Employee, Consultant or Director any right to receive any grant of an Award pursuant to the Plan. The extent to which any Employee, Consultant or Director is entitled to receive a grant of an Award pursuant to the Plan will be determined in the discretion of the Plan Administrator.

3.5

Plan Administrator Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Corporation shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.

3.6

Total Shares Subject to Awards

(a)

Subject to adjustment as provided for in Article 11 and any subsequent amendment to this Plan, the aggregate number of Shares reserved for issuance pursuant to Awards granted under this Plan, including any options granted under previous stock option plans outstanding as of the date of this Plan, shall not exceed 10% of the Corporation’s total issued and outstanding Shares from time to time . This Plan is considered an “evergreen” plan, since the shares covered by Awards which have been exercised or terminated shall be available for subsequent grants under the Plan and the number of Awards available to grant increases as the number of issued and outstanding Shares increases.

(b)

To the extent any Awards (or portion(s) thereof) under this Plan are exercised, terminate or are cancelled for any reason prior to exercise in full, any Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

(c)

Any Shares issued by the Corporation through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of Awards granted under this Plan.

3.7

Limits on Grants of Awards

Notwithstanding anything in this Plan:

(a)

the aggregate number of Shares:

(i)

issuable to Insiders at any time under all of the Corporation’s Security Based Compensation Arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding Shares; and

(ii)

issued to Insiders within any one year period, under all of the Corporation’s Security Based Compensation Arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding Shares,

provided that the acquisition of Shares by the Corporation for cancellation shall not constitute non-compliance with this Section 3.7 for any Awards outstanding prior to such purchase of Shares for cancellation.

3.8

Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, any Award Agreement to a Participant granted an Award pursuant to this Plan.

3.9

Non-transferability of Awards

Except as permitted by the Plan Administrator, and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards or under this Plan whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.

ARTICLE 4
OPTIONS

4.1

Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.

4.2

Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the Market Price on the Date of Grant.

4.3

Term of Options

Subject to Section 9.2 and any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4

Vesting and Exercisability

(a)

The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options.

(b)

Once an instalment becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant. Each vested Option or instalment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any instalment of any Option becomes exercisable.

(c)

Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)

The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

4.5

Payment of Exercise Price

(a)

Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by certified cheque, bank draft or money order payable to the Corporation or by such other means as might be specified from time to time by the Plan Administrator, which may include (i) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option, (ii) through the cashless exercise process set out in Section 4.5(b), or (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Securities Laws, or any combination of the foregoing methods of payment.

(b)

Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant shall receive upon the exercise of an Option in accordance with the terms of this Plan (instead of payment of the Exercise Price and receipt of Shares issuable upon payment of the Exercise Price) the number of Shares equal to:

(i)

the Market Price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less

(ii)

the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Shares, divided by

(iii)

the Market Price per Share as of the date such Option (or portion thereof) is exercised.

(c)

No Shares will be issued or transferred until full payment therefor has been received by the Corporation.

(d)

If a Participant exercises Options through the cashless exercise process set out in Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Income Tax Act (Canada) (the “Tax Act”) in respect of such exercise if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such exercise, the Corporation will cause such election to be so made and filed (and such other procedures to be so undertaken).

ARTICLE 5
DEFERRED SHARE UNITS

5.1

Granting of DSUs

(a)

The Plan Administrator may fix, from time to time, a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 5.1(b) to participate in the grant of additional DSUs pursuant to this Article 5. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 5 shall receive their Elected Amount (as that term is defined below) in the form of DSUs in lieu of cash. The “Elected Amount” shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that are otherwise intended to be paid in cash (the “Cash Fees”).

(b)

Each Electing Person who elects to receive their Elected Amount in the form of DSUs in lieu of cash will be required to file a notice of election in the form of Schedule A hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply (other than for Director Fees payable for the 2019 financial year, in which case any Electing Person who is not a U.S. Taxpayer as of the date of this Plan shall file the Election Notice by the date that is 30 days from the effective date of the Plan with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of an existing Electing Person who is a U.S. Taxpayer as of the Effective Date of this Plan, an initial Election Notice may be filed by the date that is 30 days from the Effective Date only with respect to compensation paid for services to be performed after the Election Date; and, in the case of a newly appointed Electing Person who is a U.S. Taxpayer, an Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the Election Date. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(c)

Subject to Subsection 5.1(d), the election of an Electing Person under Subsection 5.1(b) shall be deemed to apply to all Cash Fees that would be paid subsequent to the filing of the Election Notice, and such Electing Person is not required to file another Election Notice for subsequent calendar years.

(d)

Each Electing Person who is not a U.S. Taxpayer is entitled once per calendar year to terminate his or her election to receive DSUs in lieu of Cash Fees by filing with the Chief Financial Officer of the Corporation a notice in the form of

Schedule B hereto. Such termination shall be effective immediately upon receipt of such notice, provided that the Corporation has not imposed a “black-out” on trading. Thereafter, any portion of such Electing Person’s Cash Fees payable or paid in the same calendar year and, subject to complying with Subsection 5.1(b), all subsequent calendar years shall be paid in cash. For greater certainty, to the extent an Electing Person terminates his or her participation in the grant of DSUs pursuant to this Article 5, he or she shall not be entitled to elect to receive the Elected Amount, or any other amount of his or her Cash Fees in DSUs in lieu of cash again until the calendar year following the year in which the termination notice is delivered. An election by a U.S. Taxpayer to receive the Elected Amount in DSUs in lieu of cash for any calendar year is irrevocable for that calendar year after the expiration of the election period for that year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Schedule C is delivered.

(e)

Any DSUs granted pursuant to this Article 5 prior to the delivery of a termination notice pursuant to Section 5.1(d) shall remain in the Plan following such termination and will be redeemable only in accordance with the terms of the Plan.

(f)

The number of DSUs (including fractional DSUs) granted at any particular time pursuant to this Article 5 will be calculated by dividing (i) the amount of any compensation that is to be paid in DSUs (including Director Fees and any Elected Amount), as determined by the Plan Administrator, by (ii) the Market Price of a Share on the Date of Grant.

(g)

In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant.

5.2

DSU Account

All DSUs received by a Participant (which, for greater certainty includes Electing Persons) shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant. The terms and conditions of each DSU grant shall be evidenced by an Award Agreement.

5.3

Vesting of DSUs

Except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant.

5.4

Settlement of DSUs

(a)

DSUs shall be settled on the date established in the Award Agreement; provided, however that in no event shall a DSU Award be settled prior to, or later than one (1) year following, the date of the applicable Participant’s separation from service. In the case of a Participant (other than a Canadian Participant), in no event shall a DSU Award be settled later than three (3) years following the date of the applicable Participant’s separation from service. If the Award Agreement does not establish a date for the settlement of the DSUs, then the settlement date shall be the date of separation from service, subject to the delay that may be required under Section 12.6(d) below in the case of a U.S. Participant. Subject to Section 12.6(d) below in the case of a U.S. Participant, and except as otherwise provided in an Award Agreement, on the settlement date for any DSU, the Participant shall redeem each vested DSU for:

(i)

one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct, or

(ii)

a cash payment, or

(iii)

a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above,

in each case as determined by the Plan Administrator in its discretion.

(b)

Any cash payments made under this Section 5.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)

Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

ARTICLE 6
RESTRICTED SHARE UNITS

6.1

Granting of RSUs

(a)

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of services rendered in the year of grant. The terms and conditions of each RSU grant shall be evidenced by an Award Agreement.

(b)

The number of RSUs (including fractional RSUs) granted at any particular time pursuant to this Article 6 will be calculated by dividing (i) the amount of any compensation that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the Market Price of a Share on the Date of Grant.

6.2

RSU Account

All RSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

6.3

Vesting of RSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs.

6.4

Settlement of RSUs

(a)

The Plan Administrator shall have the sole authority to determine the settlement terms applicable to the grant of RSUs. Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant shall redeem each vested RSU for:

(i)

one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct, or

(ii)

a cash payment, or

(iii)

a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above,

in each case as determined by the Plan Administrator in its discretion.

(b)

Any cash payments made under this Section 6.4 by the Corporation to a Participant in respect of RSUs to be redeemed for cash shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)

Payment of cash to Participants on the redemption of vested RSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)

Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, no settlement date for any RSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any RSU, under this Section 6.4 any later than the final Business Day of the third calendar year following the year in which the RSU is granted.

ARTICLE 7
PERFORMANCE SHARE UNITS

7.1

Granting of PSUs

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any Participant in respect of services rendered in the year of grant. The terms and conditions of each PSU grant shall be evidenced by an Award Agreement. Each PSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 7.6(a)), upon the achievement of such Performance Goals during such performance periods as the Plan Administrator shall establish.

7.2

Terms of PSUs

The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the termination of a Participant’s employment and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award Agreement.

7.3

Performance Goals

The Plan Administrator will issue Performance Goals prior to the Date of Grant to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied relative to performance relative to an index or comparator group, or on any other basis determined by the Plan Administrator. The Plan Administrator may modify the Performance Goals as necessary to align them with the Corporation’s corporate objectives, subject to any limitations set forth in an Award Agreement or an employment or other agreement with a Participant. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur), all as set forth in the applicable Award Agreement.

7.4

PSU Account

All PSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

7.5

Vesting of PSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs.

7.6

Settlement of PSUs

(a)

The Plan Administrator shall have the authority to determine the settlement terms applicable to the grant of PSUs. Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any PSU, the Participant shall redeem each vested PSU for:

(i)

one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct, or

(ii)

a cash payment, or

(iii)

a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above,

in each case as determined by the Plan Administrator in its discretion.

(b)

Any cash payments made under this Section 7.6 by the Corporation to a Participant in respect of PSUs to be redeemed for cash shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)

Payment of cash to Participants on the redemption of vested RSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)

Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, no settlement date for any PSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any PSU, under this Section 7.6 any later than the final Business Day of the third calendar year following the year in which the PSU is granted.

ARTICLE 8
OTHER SHARE-BASED AWARDS

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Other Share-Based Awards to any Participant. The terms and conditions of each Other Share-Based Award grant shall be evidenced by an Award Agreement. Each Other Share-Based Award shall consist of a right (1) which is other than an Award or right described in Article 4, Article 5, Article 6, and Article 7 above, and (2) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Plan Administrator to be consistent with the purposes of the Plan; provided, however, that such right will comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Plan Administrator will determine the terms and conditions of Other Share-Based Awards. Shares or other securities delivered pursuant to a purchase right granted under this Article 8 will be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property, or any combination thereof, as the Plan Administrator shall determine in its discretion.

ARTICLE 9
ADDITIONAL AWARD TERMS

9.1

Dividend Equivalents

(a)

Unless otherwise determined by the Plan Administrator and set forth in the particular Award Agreement, as part of a Participant’s grant of DSUs or RSUs (as applicable) and in respect of the services provided by the Participant for such original grant, PSUs, DSUs and RSUs (as applicable) shall be credited with dividend equivalents in the form of additional PSUs, DSUs or RSUs, as applicable, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of PSUs, DSUs or RSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (ii) the Market Price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account shall vest in proportion to the PSUs, DSUs or RSUs, as applicable, to which they relate, and shall be settled in accordance with Section 5.4 or 6.4, as applicable.

(b)

The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

9.2

Blackout Period

In the event that the Date of Grant occurs, or an Award expires, at a time when an undisclosed material change or material fact in the affairs of the Corporation exists, the effective Date of Grant for such Award, or expiry of such Award, as the case may be, will be no later than 10 business days after which there is no longer such undisclosed material change or material fact, and the Market Price with respect to the grant of such Award shall be calculated based on the five business days immediately preceding the effective Date of Grant.

9.3

Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Award under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation the minimum amount as the Corporation or an Affiliate of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or an Affiliate of the Corporation, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any Affiliate to the Participant, (b) require the sale of a number of Shares issued upon exercise, vesting, or settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount, or (c) enter into any other suitable arrangements for the receipt of such amount.

9.4

Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation and in effect at the Date of Grant of the Award, or as set out in the Participant’s employment agreement, Award Agreement or other written agreement, or as otherwise required by law or the rules of the Exchange. The Plan Administrator may at any time waive the application of this Section 9.4 to any Participant or category of Participants.

ARTICLE 10
TERMINATION OF EMPLOYMENT OR SERVICES

10.1

Termination of Employment, Services or Director

Subject to Section 10.2, unless otherwise determined by the Plan Administrator or as set forth in an employment agreement, Award Agreement or other written agreement:

(a)

where a Participant’s employment, consulting agreement or arrangement is terminated or the Participant ceases to hold office or his or her position, as applicable, by reason of voluntary resignation by the Participant or termination by the Corporation or a subsidiary of the Corporation for Cause, then any Option or other Award held by the Participant that has not been exercised as of the Termination Date shall be immediately forfeited and cancelled as of the Termination Date;

(b)

where a Participant’s employment, consulting agreement or arrangement is terminated by the Corporation or a subsidiary of the Corporation without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice) then a portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the Participant as of the Termination Date multiplied by a fraction the numerator of which is the number of days between the Date of Grant and the Termination Date and the denominator of which is the number of days between the Date of Grant and the date any unvested Options or other Awards were originally scheduled to vest, which vested Options or other Awards may be exercised or surrendered to the Corporation by the Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Award; and (B) the date that is 90 days after the Termination Date. Any Option or other Award that remains unexercised or has not been surrendered to the Corporation by the Participant shall be immediately forfeited upon the termination of such period;

(c)

where a Participant becomes Disabled, then any Option or other Award held by the Participant that has not vested as of the date of the Disability of such Participant shall vest on such date and may be exercised or surrendered to the Corporation by the Participant at any time until the Expiry Date of such Award. Any Option or other Award that remains unexercised or has not been surrendered to the Corporation by the Participant shall be immediately forfeited upon the termination of such period;

(d)

where a Participant’s employment, consulting agreement or arrangement is terminated by reason of the death of the Participant, then any Option or other Award held by the Participant that has not vested as of the date of the death of such Participant shall vest on such date and may be exercised or surrendered to the Corporation by the Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Award; and (B) the first anniversary of the date of the death of such Participant. Any Option or other Award that remains unexercised or has not been surrendered to the Corporation by the Participant shall be immediately forfeited upon the termination of such period;

(e)

where a Participant’s employment, consulting agreement or arrangement is terminated due to Retirement, then any Option or other Award held by the Participant that has not vested as of the date of such Retirement shall continue to vest in accordance with its terms and may be exercised or surrendered to the Corporation by the Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Award; and (B) the first anniversary of the Participant’s date of Retirement. Any Option or other Award that remains unexercised or has not been surrendered to the Corporation by the Participant shall be immediately forfeited upon the termination of such period. Notwithstanding the foregoing, if, following his or her Retirement, the Participant commences (the “Commencement Date”) employment, consulting or acting as a director of the Corporation or any of its subsidiaries (or in an analogous capacity) or otherwise as a service provider to any Person that carries on or proposes to carry on a business competitive with the Corporation or any of its subsidiaries, any Option or other Award held by the Participant that has not been exercised as of the Commencement Date shall be immediately forfeited and cancelled as of the Commencement Date;

(f)

a Participant’s eligibility to receive further grants of Options or other Awards under this Plan ceases as of:

(i)

the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated, notwithstanding that such date may be prior to the Termination Date; or

(ii)

the date of the death, Disability or Retirement of the Participant; and

(g)

notwithstanding Subsection 10.1(b), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options or other Awards are not affected by a change of employment or consulting agreement or arrangement, or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation.

10.2

Discretion to Permit Acceleration

Notwithstanding the provisions of Section 10.1, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Section, or in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, permit the acceleration of vesting of any or all Awards or waive termination of any or all Awards, all in the manner and on the terms as may be authorized by the Plan Administrator.

ARTICLE 11
EVENTS AFFECTING THE CORPORATION

11.1

General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 11 would have an adverse effect on this Plan or on any Award granted hereunder.

11.2

Change in Control

Except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant:

(a)

The Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause (i) the conversion or exchange of any outstanding Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction net of any exercise price payable by the Participant (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights net of any exercise price payable by the Participant, then such Award may be terminated by the Corporation without payment); (iv) the replacement of such Award with other rights or property selected by the Board in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Subsection 11.2(a), the Plan Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the case of Options held by a Canadian Taxpayer, the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 11.2(a)) any property in connection with a Change of Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Tax Act), of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted.

(b)

Subject to any required stock exchange or regulatory approval, notwithstanding Subsection 11.2(a), and unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on an Exchange, then the Corporation may terminate all of the Awards granted under this Plan (other than Options held by Canadian Taxpayers) at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the Award held by such Participant as determined by the Plan Administrator, acting reasonably, or in the case of Options held by a Canadian Taxpayer by permitting the Canadian Taxpayer to surrender such Options to the Corporation for an amount for each such Option equal to the fair market value of such Option as determined by the Plan Administrator, acting reasonably, upon the completion of the Change in Control (following which such Options may be cancelled for no consideration).

(c)

It is intended that any actions taken under this Section 11.2 will comply with the requirements of Section 409A of the Code with respect to Awards granted to U.S. Taxpayers.

11.3

Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

11.4

Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange (if required), authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

11.5

Immediate Acceleration of Awards

In taking any of the steps provided in Sections 11.3 and 11.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 11.3 and 11.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required, to permit the immediate vesting of any unvested Awards.

11.6

Issue by Corporation of Additional Shares

Except as expressly provided in this Article 11, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards or other entitlements of the Participants under such Awards.

11.7

Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, (whether as a result of any adjustment under this Article 11, a dividend equivalent or otherwise), a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

ARTICLE 12
U.S. TAXPAYERS

12.1

Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”). Each Option shall be designated in the Award Agreement as either an ISO or a non-qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO.

12.2

ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 100,000 Shares, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. At the discretion of the Plan Administrator, ISOs may be granted to any employee of the Corporation, or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Sections 424(e) and (f) of the Code.

12.3

ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Shares subject to the Option.

12.4

$100,000 Per Year Limitation for ISOs

To the extent the aggregate Market Price as at the Date of Grant of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation) exceeds $100,000, such excess ISOs shall be treated as non-qualified stock options.

12.5

Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date he or she makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the Date of Grant or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

12.6

Section 409A of the Code

(a)

This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)

All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c)

The Plan Administrator, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer’s vested Awards in the Plan under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d)

Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

12.7

Section 83(b) Election

If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Shares subject to vesting or other forfeiture conditions, the Participant shall be required to promptly file a copy of such election with the Corporation.

ARTICLE 13
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

13.1

Amendment, Suspension, or Termination of the Plan

The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion, determines appropriate, provided, however, that:

(a)

no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements; and

(b)

any amendment that would cause an Award held by a U.S. Taxpayer be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

13.2

Shareholder Approval

Notwithstanding Section 13.1 and subject to any rules of the Exchange, approval of the holders of the Shares shall be required for any amendment, modification or change that:

(a)

increases the percentage of Shares reserved for issuance under the Plan, except pursuant to the provisions in the Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(b)

increases or removes the 10% limits on Shares issuable or issued to Insiders as set forth in Subsection 3.7(a);

(c)

reduces the exercise price of an Award (for this purpose, a cancellation or termination of an Award of a Participant prior to its Expiry Date for the purpose of reissuing an Award to the same Participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Award) except pursuant to the provisions in the Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(d)

extends the term of an Award beyond the original Expiry Date (except where an Expiry Date would have fallen within a blackout period applicable to the Participant or within five business days following the expiry of such a blackout period);

(e)

permits an Award to be exercisable beyond 10 years from its Date of Grant (except where an Expiry Date would have fallen within a blackout period of the Corporation);

(f)

increases or removes the limits on the participation of Directors;

(g)

permits Awards to be transferred to a Person other than for normal estate settlement purposes;

(h)

changes the eligible participants of the Plan; or

(i)

deletes or reduces the range of amendments which require approval of shareholders under this Section 13.2.

13.3

Permitted Amendments

Without limiting the generality of Section 13.1, but subject to Section 13.2, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)

making any amendments to the general vesting provisions of each Award;

(b)

making any amendments to the provisions set out in Article 10;

(c)

making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)

making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Directors; or

(e)

making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

ARTICLE 14
MISCELLANEOUS

14.1

Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.

14.2

No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

14.3

Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an Employee, Consultant or Director. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

14.4

Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.

14.5

Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of the Plan shall govern. In the event of any conflict between or among the provisions of this Plan or any Award Agreement, on the one hand, and a Participant’s employment agreement with the Corporation or a subsidiary of the Corporation, as the case may be, on the other hand, the provisions of the Plan shall prevail.

14.6

Anti-Hedging Policy

By accepting the Option or Award each Participant acknowledges that he or she is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Options or Awards.

14.7

Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan (including as to whether the circumstances described in Section 10.1(e) or 12.3 exist). Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

14.8

Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.

14.9

International Participants

With respect to Participants who reside or work outside Canada, the Plan Administrator may, in its discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

14.10

Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.

14.11

General Restrictions on Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.

14.12

Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

14.13

Notices

All written notices to be given by a Participant to the Corporation shall be delivered personally, e-mail or mail, postage prepaid, addressed as follows:

Tanzanian Gold Corporation
#202, 5626 Larch Street
Vancouver, BC  V6M 4E1

Attention: Donna Moroney (dmoroney@wiklow.com)

All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth business day following the date of mailing; provided that in the event of any actual or imminent postal disruption, notices shall be delivered to the appropriate party and not sent by mail. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

14.14

Effective Date

This Plan becomes effective on a date to be determined by the Plan Administrator, subject to the approval of the shareholders of the Corporation.

14.15

Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the internal laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to conflicts of law rules.

14.16

Submission to Jurisdiction

The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.

SCHEDULE

TANZANIAN GOLD CORPORATION
EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Plan, I hereby elect to participate in the grant of DSUs pursuant to Article 5 of the Plan and to receive ____% of my Cash Fees in the form of DSUs in lieu of cash.

I confirm that:

(a)

I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them.

(b)

I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.

(c)

The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(d)

To the extent I am a U.S. taxpayer, I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election after the expiration of the election period will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.

Date:
(Name of Participant)

(Signature of Participant)

SCHEDULE

TANZANIAN GOLD CORPORATION
EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the date hereof shall be paid in DSUs in accordance with Article 5 of the Plan.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Name of Participant)

(Signature of Participant)

Note:

An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

SCHEDULE

TANZANIAN GOLD CORPORATION
EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs
(U.S. TAXPAYERS)

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in DSUs in accordance with Article 5 of the Plan.

I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Name of Participant)

(Signature of Participant)

Note:

An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.